                                                                                                                                                                      Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 21, 2011, relating to the consolidated financial statements of Eaton Vance Corp. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting guidance for consolidation of variable interest entities), and the effectiveness of Eaton Vance Corp.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Eaton Vance Corp. for the year ended October 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 13, 2012